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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(B) OR (G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                           onlinetradinginc.com corp.
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                                  65-0607814
        -----------------------                   ---------------------
        (State of incorporation                     (I.R.S. Employer
           or organization)                       (Indemnification No.)


    2700 N. Military Trail, Suite 200
           Boca Raton, Florida                           33431
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(Address of principal executive offices)               (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          -------------------                     ------------------------------

                                      NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-75119.

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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Item 1.           Description of Registrant's Securities to be Registered.

                  Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Capital Stock" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-75119) filed with the Securities and Exchange Commission on March 26, 1999, as subsequently amended.


Item 2.           Exhibits          Description
                  --------          -----------

                  3.1               Amended and Restated Articles of Incorporation, as amended (1)

                  3.2               Amended and Restated Bylaws (1)

                  4.1               Form of Common Stock Certificate (1)

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(1)      Incorporated by reference to the Exhibits of the same number included in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-75119) filed with the Securities and Exchange Commission on March 26, 1999, as subsequently amended.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 24, 1999               onlinetradinginc.com corp.



                                   By: /s/       E. Steven zum Tobel
                                      ------------------------------------------
                                           E. Steven zum Tobel
                                           President and Chief Financial Officer